UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2013 (May 21, 2013)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 Sherman Street, Suite 3000, Denver, CO	80203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-860-5800

No Change

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2013, PDC Energy, Inc. (“PDC” or the “Company”), Riley Natural Gas, a subsidiary of the Company as guarantor, the lenders party thereto (“Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent, entered into a Third Amended and Restated Credit Agreement (the “Credit Facility”). The Credit Facility, which will expire in 2018, amends and restates the credit agreement dated November 5, 2010. The Credit Facility is a five-year senior secured credit facility and provides for a maximum of $1,000,000,000 in borrowing capacity, subject to a borrowing base the amount of which will depend on a number of factors, including projected cash flows from PDC’s proven oil and gas assets. The initial borrowing base is $450 million. The borrowing base for the Credit Facility will be based on, among other things, the loan value assigned to the proved reserves attributable to PDC’s interests in its oil and gas assets. The borrowing base will be redetermined on a semi-annual basis, based upon an engineering report delivered by the Company, and is also subject to special redeterminations from time to time. The Credit Facility is available for working capital requirements, capital expenditures, acquisitions, general corporate purposes, and to support letters of credit.

The Company may, from time to time, borrow, repay and re-borrow principal amounts under the Credit Facility. Outstanding principal amounts bear interest at a varying interest rate that fluctuates with an alternate base rate (equal to the greatest of the prime rate, the Federal funds rate plus a premium and 1-month libor plus a premium), or at the election of the Company, at a rate equal to the rate for dollar deposits in the London interbank market, plus a premium, for certain time periods. Additionally, commitment fees, interest margin and other bank fees vary with PDC’s utilization of the facility.

The Credit Facility is secured by a pledge of the stock of certain of the Company’s subsidiaries, mortgages of certain oil and gas properties and substantially all of the Company’s and such subsidiaries’ other assets, and contains customary affirmative and negative covenants such as a minimum liquidity ratio and a maximum leverage ratio.

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated by reference herein.

EXHIBIT INDEX

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Third Amended and Restated Credit Agreement dated as of May 21, 2013, among PDC Energy, Inc. as Borrower, Riley Natural Gas Company, a Subsidiary of PDC Energy, Inc., as Guarantor, JP Morgan Chase Bank, N.A. as Administrative Agent, J.P. Morgan Securities LLC as Sole Bookrunner and Co-Lead Arranger, Wells Fargo Bank, N.A. as Syndication Agent, and Wells Fargo Securities, LLC as Co-Lead Arranger, and Certain Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDC ENERGY, INC.

Date:	May 24, 2013

By:	/s/ James M. Trimble
James M. Trimble
CEO and President